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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-68592, 333-88384) and on Form S-8
(Nos. 033-37690, 003-46097) of Cummins Inc. of our report dated July 31, 2003 relating the financial statements, which appears in the Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Indianapolis, IN
August 4, 2003